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                                                                    EXHIBIT (15)







     November 5, 1998


     USG Corporation
     125 South Franklin Street
     Chicago, Illinois  60606



     Gentlemen:

     We are aware that USG Corporation has incorporated by reference into previously filed Registration Statement Numbers 33-60563 and 33-64217 on Form S-3 and 33-22581, as amended, 33-22930, 33-36303, 33-52573, 33-52715,
     33-63554, 33-65383, 333-34147, 333-29137 and 33-11496 on Form S-8 its Form
     10-Q for the quarter ended September 30, 1998, which includes our report dated October 19, 1998, covering the unaudited condensed financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, these reports are not considered a part of the registration statement prepared or certified by our firm or reports prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.


     Very truly yours,


     /s/ ARTHUR ANDERSEN LLP
     -----------------------------
     ARTHUR ANDERSEN LLP



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